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                                 MERRILL CORPORATION
                         1996 NON-STATUTORY STOCK OPTION PLAN
                                (May 1998, as amended)

1.   PURPOSE OF PLAN.

     The purpose of the Merrill Corporation 1996 Non-Statutory Stock Option Plan (the "Plan") is to advance the interests of Merrill Corporation (the "Company") and its shareholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.   DEFINITIONS.

     The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

     2.1 "ADVERSE ACTIONS" mean the actions described in Section 10.5 of the Plan.

     2.2   "BOARD" means the Board of Directors of the Company.

     2.3 "BROKER EXERCISE NOTICE" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

     2.4 "CHANGE IN CONTROL" means an event described in Section 9.1 of the Plan.

     2.5   "CODE" means the Internal Revenue Code of 1986, as amended.

     2.6 "COMMITTEE" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

     2.7 "COMMON STOCK" means the common stock of the Company, par value $.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

     2.8 "DISABILITY" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of
Section 22(e)(3) of the Code.

     2.9 "ELIGIBLE RECIPIENTS" means all employees of the Company or any Subsidiary and any non-employee consultants and independent contractors of the Company or any Subsidiary; provided, however, that officers and directors of the Company will not be Eligible Recipients for purposes of the Plan.

     2.10 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.


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     2.11  "FAIR MARKET VALUE" means, with respect to the Common Stock, as of any date, the closing sale price of the Common Stock as reported on the Nasdaq National Market on the day immediately preceding such date (or, if no shares were traded on such preceding day, as of the next preceding day on which there was such a trade).

     2.12 "OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan, which Option will not qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

     2.13 "PARTICIPANT" means an Eligible Recipient who receives one or more Options under the Plan.

     2.14 "PREVIOUSLY ACQUIRED SHARES" means shares of Common Stock that are already owned by the Participant or, with respect to any Option, that are to be issued upon the exercise of such Option.

     2.15 "RETIREMENT" means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination.

     2.16  "SECURITIES ACT" means the Securities Act of 1933, as amended.

     2.17 "SUBSIDIARY" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

     2.18 "TAX DATE" means the date any withholding tax obligation arises under the Code for a Participant with respect to an Option.

3.   PLAN ADMINISTRATION.

     3.1 THE COMMITTEE. The Plan will be administered by the Board or by a committee consisting of at least two members, and the Board or such a committee, if established, will be referred to as the "Committee." To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

     3.2   AUTHORITY OF THE COMMITTEE.

           (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Options as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following:
     (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Options to be granted to each Participant (including the number of shares of Common Stock to be subject to each Option, the exercise price and the manner in which Options will become exercisable) and the form of written agreement, if any, evidencing such Option; (iii) the time or times when Options

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     will be granted; (iv) the duration of each Option; and (v) the restrictions and other conditions to which Options may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Option in the form of cash, Common Stock or any combination of both.

           (b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Option in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Option, extend the term of an Option, accelerate the exercisability or otherwise terminate any restrictions relating to an Option, accept the surrender of any outstanding Option or, to the extent not previously exercised, authorize the grant of new Options in substitution for surrendered Options; provided, however, that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Option, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a regrant of such Option for purposes of this Plan.

           (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or exercisability of an Option, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the criteria for the grant or exercisability of any Option that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4.   SHARES AVAILABLE FOR ISSUANCE.

     4.1 MAXIMUM NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 1,906,000 shares, including share amounts adjusted to reflect a two-for-one stock split effective October 15, 1997.

     4.2 ACCOUNTING FOR OPTIONS. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Option that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan.


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     4.3   ADJUSTMENTS TO SHARES AND OPTIONS.  In the event of any
reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number, kind and exercise price of securities subject to outstanding Options.

5.   PARTICIPATION.

     Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Options, singly or in combination or in tandem with other Options, as may be determined by the Committee in its sole discretion. Options will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.   OPTIONS.

     6.1 GRANT. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

     6.2 EXERCISE PRICE. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant but will not be less than 85% of the Fair Market Value of one share of Common Stock on the date of grant.

     6.3 EXERCISABILITY AND DURATION. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant.

     6.4 PAYMENT OF EXERCISE PRICE. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, a promissory note or by a combination of such methods.

     6.5 MANNER OF EXERCISE. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile (with written confirmation) or through the mail of written notice of exercise to the Company (Attention: Secretary) at its principal executive office in St. Paul, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7.   EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

     7.1 TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT. In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death,


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Disability or Retirement, all outstanding Options then held by the
Participant will become immediately exercisable in full and will remain exercisable for a period of one year (three months in the case of Retirement) after such termination (but in no event after the expiration date of any such Option).

     7.2   TERMINATION FOR REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT.

           (a) In the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Option will immediately terminate without notice of any kind, and no Options then held by the Participant will thereafter be exercisable; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause," all outstanding Options then held by such Participant will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option).

           (b) For purposes of this Section 7.2, "cause" (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any employment, service, confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

     7.3 MODIFICATION OF RIGHTS UPON TERMINATION. Notwithstanding the other provisions of this Section 7, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service in the manner determined by the Committee; provided, however, that no Option may remain exercisable beyond its expiration date.

     7.4 DATE OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE. Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

8.   PAYMENT OF WITHHOLDING TAXES.

     8.1 GENERAL RULES. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Option, including, without limitation, the grant or exercise of an Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any


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action, including issuing any shares of Common Stock, with respect to an
Option.

     8.2 SPECIAL RULES. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 8.1 of the Plan by electing to tender Previously Acquired Shares or a Broker
Exercise Notice, or by a combination of such methods.

9.   CHANGE IN CONTROL.

     9.1 CHANGE IN CONTROL. For purposes of this Section 9.1, a "Change in Control" of the Company will mean (a) the sale, lease, exchange or other transfer of substantially all of the assets of the Company (in one transaction or in a series of related transaction) to a person or entity that is not controlled by the Company, (b) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation do not have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of more than 80% of the combined voting power of the surviving corporation's outstanding securities ordinarily having the right to vote at elections of directors, or (c) a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements, including, without limitation, such time as (i) any person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, or (ii) individuals who constitute the Board on the effective date of the Plan cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Board on the effective date of the Plan will, for purposes of this clause (ii), be considered as though such persons were a member of the Board on the effective date of the Plan.

     9.2 ACCELERATION OF VESTING. Without limiting the authority of the Committee under Section 3.2 of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Option at the time of grant or at any time after the grant of an Option, all Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participants to whom such Options have been granted remain in the employ or service of the Company or any Subsidiary.

     9.3 CASH PAYMENT. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Option at the time of grant or at any time after the grant of an Option, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options (and in lieu of exercising such Options), as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

     9.4 LIMITATION ON CHANGE IN CONTROL PAYMENTS. Notwithstanding anything in Section 9.2 or 9.3 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the exercisability of an Option as provided in Section 9.2 or the payment of cash in exchange for all or part of an Option as provided in Section 9.3 (which acceleration or payment could be deemed a "payment" within the meaning


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of Section 280G(b)(2) of the Code), together with any other payments which such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the
Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the payments to such Participant pursuant to Section 9.2 or 9.3 will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if such Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, then the limitations of this Section 9.4 will, to that extent, not apply.

10.  RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS; TRANSFERABILITY.

     10.1 EMPLOYMENT OR SERVICE. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

     10.2 RIGHTS AS A SHAREHOLDER. As a holder of Options, a Participant will have no rights as a shareholder unless and until such Options are exercised for shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Options as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

     10.3 RESTRICTIONS ON TRANSFER. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of any Participant in an Option prior to the exercise of such Option will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Option upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 7 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees.

     10.4 NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

     10.5  RESTRICTIONS REGARDING EMPLOYMENT OR SERVICE.
           (a) Notwithstanding anything in the Plan to the contrary, in the event that a Participant, prior to or following such Participant's voluntary termination of employment or other service with the Company or any Subsidiary, takes Adverse Actions with respect to the Company or any Subsidiary, the Committee in its sole discretion will have the authority (by so providing in the agreement evidencing the Option at the time of grant) to terminate immediately all rights of the Participant under the Plan and any agreement evidencing Options than held by the Participant without notice of any kind. In addition, to the extent that a Participant takes such Adverse Actions during the period beginning 12 months prior to, and ending 12 months following, the date of such


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     voluntary employment or service termination, the Committee in its sole discretion will have the authority (by so providing in the agreement evidencing the Option at the time of grant) to rescind the exercise of any Options of the Participant that were exercised during such period and to require the Participant to pay to the Company, within 10 days of receipt from the Company of notice of such rescission, the amount of any gain realized as a result of such rescinded exercise. Such payment will be made in cash (including check, bank draft or money order) or, with the Committee's consent, shares of Common Stock with a Fair Market Value on the date of payment equal to the amount of such payment. The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligation.

           (b) For purposes of this Section 10.5, an "Adverse Action" will mean any action by a Participant that the Committee, in its sole discretion, determines to be adverse to the interests of the Company or any Subsidiary, including, without limitation, (i) disclosing confidential information of the Company or any Subsidiary to any person not authorized by the Company to receive it, (ii) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Subsidiary, or (iii) interfering with the relationships of the Company or its Subsidiaries with their respective employees and customers.

11.  SECURITIES LAW AND OTHER RESTRICTIONS.

     Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

12.  PLAN AMENDMENT, MODIFICATION AND TERMINATION

     The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company. No termination, suspension or amendment of the Plan may adversely affect any outstanding Option without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 4.3 and 9 of the Plan.

13.  EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan is effective as of March 25, 1996, the date it was adopted by the Board. The Plan will terminate at midnight on March 24, 2006, and may be terminated prior to such time to by Board action,


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and no Option will be granted after such termination.  Options outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

14.  MISCELLANEOUS

     14.1 GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding any conflicts of laws principles.

     14.2 SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.





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